UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 28, 2019
SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001- 36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2019, our board of directors approved an amendment to Section 7.9 of our amended and restated bylaws (“bylaws”), effective as of that date. The effect of the amendment is to limit the supermajority vote that was required for our stockholders to amend, alter or repeal our bylaws to only specified sections of our bylaws. Before such amendment, no section of our bylaws could be amended, altered or repealed unless such amendment, alteration or repeal was approved by a supermajority vote of our stockholders (that is, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of our then-outstanding shares entitled to vote generally in the election of directors). As amended, other than Sections 1.8, 1.13, 2.2, 2.12, 2.13, 2.14, and 7.9 and Article VI of our bylaws, which continue to require the supermajority vote of our stockholders to be amended, altered or repealed, our bylaws may be amended, altered or repealed upon the affirmative vote of a majority of the voting power of all of our then-outstanding shares entitled to vote generally in the election of directors.
The foregoing summary of the amendment to our bylaws is qualified in its entirety by reference to the full text of our bylaws, a copy of which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws, as amended to date

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

		By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Vice President, General Counsel

Date:	February 28, 2019